UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 5, 2007

InfuSystem Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-51902	20-3341405
(State or other jurisdiction of incorporation	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Madison Avenue

New York, New York 10017

(Address of Principal Executive Offices)(Zip Code)

(212) 418-5070

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 5, 2007, the Board of Directors of InfuSystem Holdings, Inc. (the “Company”) appointed Sean Whelan, 37, to serve as the Company’s Chief Financial Officer effective November 12, 2007. Prior to joining the Company, Mr. Whelan held senior finance positions with Ford Motor Company since 1996. Mr. Whelan has a Bachelor of Business Administration degree and a Master of Accounting degree, both from the University of Michigan Ross School of Business. Mr. Whelan received his Certified Public Accountant certificate in 1995 and his Certified Internal Auditor certificate in 1996.

Item 7.01	Regulation FD Disclosure

On November 5, 2007, the Company issued a press release announcing Sean Whelan’s appointment as Chief Financial Officer of the Company. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference. This information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and shall not be deemed to be incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Released issued by InfuSystem Holdings, Inc. on November 5, 2007

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAPC, INC.

By:	/s/ Steven Watkins
	Name:	Steven Watkins
	Title:	Chief Executive Officer

Dated: November 9, 2007

EXHIBIT LIST

Exhibit No.	Description

99.1	Press Release issued by InfuSystem Holdings, Inc. on November 5, 2007